Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	10X Capital SPAC Sponsor I LLC

Address of Joint Filer:	c/o 10X Capital Venture Acquisition Corp.
1 World Trade Center, 85th Floor
New York, NY 10007

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	10X Capital Venture Acquisition Corp. [VCVC]

Date of Event Requiring Statement:
(Month/Day/Year):	11/24/20

Name of Joint Filer:	Hans Thomas

Address of Joint Filer:	c/o 10X Capital Venture Acquisition Corp.
1 World Trade Center, 85th Floor
New York, NY 10007

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer (Chief Executive Officer)

Issuer Name and Ticker or Trading Symbol:	10X Capital Venture Acquisition Corp. [VCVC]

Date of Event Requiring Statement:
(Month/Day/Year):	11/24/20